Exhibit 5.2

VENABLE® LLP

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202
T 410.244.7400 F 410.244.7742 www.Venable.com

June 1, 2021

Essex Property Trust, Inc.
Essex Portfolio, L.P.
1100 Park Place, Suite 200
San Mateo, California 94403

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to Essex Property Trust, Inc., a Maryland corporation (the “Company”), in its own capacity and in its capacity as sole general partner of Essex Portfolio, L.P., a California limited partnership (the “Operating Partnership”), in connection with certain matters of Maryland law arising out of (i) the issuance and sale by the Operating Partnership of up to $300,000,000 aggregate principal amount of the Operating Partnership’s 2.550% Senior Notes due 2031 (the “Notes”) and (ii) the guarantee by the Company (the “Guarantee”) of the obligations of the Operating Partnership under the Notes, covered by the above-referenced Registration Statement, and all amendments thereto (collectively, the “Registration Statement”), filed by the Company and the Operating Partnership with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.          The Registration Statement (File Nos. 333-227600 and 333-227600-01), and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act, related to the offering and guarantee of the Notes;

2.          The Prospectus Supplement, dated May 17, 2021, in the form in which it was transmitted to the Commission for filing pursuant to Rule 424(b) of the General Rules and Regulations promulgated under the 1933 Act;

3.          The charter of the Company, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

4.          The Sixth Amended and Restated Bylaws of the Company, as amended, certified as of the date hereof by an officer of the Company;

Essex Property Trust, Inc.
Essex Portfolio, L.P.
June 1, 2021

5.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.          The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, certified as of the date hereof by an officer of the Company;

7.          Resolutions adopted by the Board of Directors of the Company, in its own capacity and in its capacity as the sole general partner of the Operating Partnership, and by a duly authorized committee thereof, relating to, among other matters, (a) the sale and issuance of the Notes by the Operating Partnership and (b) the Guarantee of the Notes by the Company, certified as of the date hereof by an officer of the Company;

8.          The Indenture, dated as of the date hereof (the “Indenture” and, together with the Guarantee, the “Transaction Documents”), by and among the Operating Partnership, the Company and U.S. Bank National Association;

9.          The Guarantee by the Company, contained in the Indenture;

10.          A certificate executed by an officer of the Company, dated as of the date hereof; and

11.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company or the Operating Partnership) is duly authorized to do so.

3.          Each of the parties (other than the Company or the Operating Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

Essex Property Trust, Inc.
Essex Portfolio, L.P.
June 1, 2021

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

The phrase “known to us” is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the transactions covered by, and the issuance of, this opinion.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation duly incorporated and validly existing under the laws of the State of Maryland and is in good standing with the SDAT.

2.          The Company has the corporate power, in its own capacity and in its capacity as sole general partner of the Operating Partnership, to enter into and perform its obligations under the Indenture and, in its own capacity, to enter into and perform its obligations under the Guarantee.

3.          The Indenture has been duly authorized, executed and, so far as is known to us, delivered by the Company, in its own capacity and in its capacity as sole general partner of the Operating Partnership, as applicable.

4.          The Guarantee has been duly authorized, executed and, so far as is known to us, delivered by the Company.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any federal or other state law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.  We note that the Transaction Documents are each governed by the laws of the State of New York.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  We express no opinion with respect to the actions which may be required for the Operating Partnership, under its organizational documents, to authorize, execute, deliver or perform any document.

Essex Property Trust, Inc.
Essex Portfolio, L.P.
June 1, 2021

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Company’s Current Report on Form 8-K relating to the Notes (the “Current Report”), which is incorporated by reference in the Registration Statement.  Latham & Watkins LLP, counsel to the Company, may rely on this opinion in connection with their opinion of even date herewith.  We hereby consent to the filing of this opinion as an exhibit to the Current Report and the said incorporation by reference and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP